UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                        January 10, 1997
         -----------------------------------------------
        Date of Report (Date of earliest event reported)


                   SA TELECOMMUNICATIONS, INC.
      -----------------------------------------------------
      Exact Name of Registrant as Specified in its Charter)


     Delaware              0-18048            75-2258519
----------------         -----------         -----------
(State or Other          (Commission        (IRS Employer
Jurisdiction of          File Number)       Identification No.)
Incorporation)


1600 Promenade Center, 15th Floor
       Richardson, TX                           75080
---------------------------------            ----------
(Address of Principal Executive Offices)      (Zip Code)


                         (972) 690-5888
       ---------------------------------------------------
      (Registrant's Telephone Number, Including Area Code)


                  ----------------------------
  (Former Name or Former Address, If Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On January 10, 1997 (the "Closing Date"), SA
Telecommunications, Inc., a Delaware corporation (the "Company") purchased all of the issued and outstanding capital stock (the "Addtel Stock") of Addtel Communications, Inc., a California corporation ("Addtel"), pursuant to the terms of the Stock Purchase Agreement by and among the Company, Addtel, Charles Tony Lonstein, Aviram Lonstein, Daniel G. Lonstein and David R. Lonstein, the shareholders of Addtel. Addtel is a switchless reseller of long distance services based in Glendale, California. The Company intends to continue to provide long distance services through Addtel in addition to its other existing operating telecommunications subsidiaries.

     The aggregate purchase price paid for the Addtel Stock (the "Initial Purchase Price") was $9.5 million, subject to a potential downward adjustment (the "Adjustment") to be computed not later than June 9, 1997. The Initial Purchase Price included aggregate consideration of $2 million contractually allocated to Nonsolicitation Agreements of the Addtel shareholders, of which an aggregate of $500,000 cash was paid on the Closing Date and $1.5 million was held in escrow by the Company for satisfaction of the Adjustment and any indemnity claims of the Company; however, the shareholders of Addtel are jointly and severally liable to satisfy
any such liabilities beyond the amount held in escrow.   The $7.5
million remainder of the Initial Purchase Price was paid in cash on the Closing Date. The Adjustment equals the amount by which (1) total liabilities of Addtel on the Closing Date minus $1,175,747.33 exceeds (2) the sum of (a) cash and certain cash equivalents on the Closing Date and (b) net billed accounts receivable and properly accrued but unbilled accounts receivable of Addtel as of the Closing Date which are subsequently collected within 120 days of the Closing Date. The terms of the Stock Purchase Agreement were determined by arms length negotiation among the parties.

     In order to fund the portion of the Initial Purchase Price paid at closing, the Company used the remaining proceeds of the Company's 10% Convertible Notes issued in August 1996.

     Addtel's wholesale revenue produces a substantially lower gross profit margin than its retail revenue. The Company is evaluating methods of enhancing its margin on this wholesale revenue while protecting the interests of its wholesale clientele. The dollar amount of the Company's consolidated gross margin is expected to increase as a result of the acquisition; however, gross margin as a percentage of revenue will be adversely affected by the blending of Addtel's lower margin wholesale revenue into the Company's total revenue base.

     Prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, no material relationship existed between the Company, any officer, director or affiliate of the Company or any associate of any such officer or director and Addtel or the shareholders of Addtel. After the acquisition, the shareholders will hold the following positions with Addtel: Aviram Lonstein as President, Daniel G. Lonstein and David R. Lonstein as Vice Presidents and Charles Tony Lonstein as an employee.

ITEM 5.   OTHER EVENTS.

     On January 9, 1996, the Company completed a Line of Credit arrangement with Greyrock Business Credit, a division of NationsCredit Commercial Corporation ("Greyrock"). The line of credit has a maximum availability of $10 million, with borrowings based on 80% of eligible accounts receivable and inventory, other than receivables arising from telecommunications services


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

rendered to customers which are billed to the customers by a regional Bell operating company, a Bell operating company, a local exchange company, a credit card company, or a provider of local telephone services. The borrowings are secured by all of the assets of the Company and its subsidiaries and the stock of the Company's subsidiaries. The line of credit matures December 31, 1997 and automatically renews for successive additional one year terms unless either party elects to terminate by giving written notice to the other not less than 60 days prior to the next maturity date.

     The borrowings bear interest at a floating rate of 2.5% above the reference rate of Bank of America NT & SA, provided that the interest rate is not less than 9% per annum. Interest is payable monthly and to the extent that accrued interest does not equal $10,000 per month, the Company is required to pay an unused line of credit fee of such difference. The initial borrowing by the Company under this facility aggregated $1.6 million principal amount on January 9, 1997.

     The agreements regarding the line of credit contain covenants which, among other matters, limit the ability of the Company and its subsidiaries to (1) merge, consolidate and acquire or sell assets, (2) incur indebtedness outside the ordinary course of business which would have a material adverse effect on the Company and its subsidiaries taken as a whole or on the prospect of repayment of the obligations under the line of credit, (3) pay dividends other than stock dividends and certain dividends with respect to the Company's Series A Cumulative Convertible Preferred Stock, and (4) redeem, purchase or acquire its capital stock.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          It is impracticable to provide the financial statements of the business acquired and described in Item 2 above at this time. The Company intends to prepare the required financial statements and file same as an amendment to this Form 8-K as soon as practicable, but not later than March 11, 1997.


     (b)  PRO FORMA FINANCIAL INFORMATION.

          It is impracticable to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X with respect to the transaction described in Item 2 above at this time. The Company intends to prepare the required pro forma financial statements and file same as an amendment to this Form 8-K as soon as practicable, but not later than March 11, 1997.


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


     (c)  EXHIBITS.

          Exhibit No.    Document Description

          2.1 Stock Purchase Agreement dated as of January 10, 1997 among SA Telecommunications, Inc., Addtel Communications, Inc., Charles Tony Lonstein, Aviram Lonstein, Daniel G. Lonstein and David R. Lonstein*

          10.1 Loan and Security Agreement dated December 26, 1996 among Greyrock Business Credit and SA
                    Telecommunications, Inc., U.S. Communications, Inc., Long Distance Network, Inc., and
                    Southwest Long Distance Network, Inc.*

          10.2      Schedule to Loan and Security Agreement*

          10.3 Cross-Corporate Continuing Guaranty dated December 26, 1996 of SA Telecommunications, Inc., U.S. Communications, Inc., Long Distance Network, Inc., and Southwest Long Distance Network, Inc.*

          10.4 Continuing Guaranty dated December 26, 1996 of North American Telecommunications Corporation, Baltic States and CIS Ventures, Inc., CIS Intelligence Information Services, Inc. and Uniquest Communications, Inc.*

          10.5 Pledge Agreement dated as of December 26, 1996 between Greyrock Business Credit and SA
                    Telecommunications, Inc.*

          10.6 Pledge Agreement dated as of December 26, 1996 between Greyrock Business Credit and U.S.
                    Communications, Inc.*

          10.7 Security Agreement dated December 26, 1996 among Greyrock Business Credit and North American Telecommunications Corporation,
                    Baltic States and CIS Ventures, Inc., CIS
                    Intelligence Information Services, Inc. and
                    Uniquest Communications, Inc.*

          23.1      Consent of Price Waterhouse LLP**
___________
*    Filed herewith
**   To be filed by amendment


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


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SA TELECOMMUNICATIONS, INC.

DATE:   January 21, 1997      By:  /s/ J. David Darnell
                                   --------------------
                                   J. David Darnell
                                   Vice President-Finance and
                                   Chief Financial Officer


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
                          EXHIBIT INDEX

EXHIBIT   DOCUMENT DESCRIPTION
N0.

2.1 Stock Purchase Agreement dated as of January 10, 1997 among SA Telecommunications, Inc., Addtel Communications, Inc., Charles Tony Lonstein, Aviram Lonstein, Daniel G.
          Lonstein and David R. Lonstein*

10.1 Loan and Security Agreement dated December 26, 1996 among Greyrock Business Credit and SA Telecommunications, Inc., U.S. Communications, Inc., Long Distance Network, Inc., and Southwest Long Distance Network, Inc.*

10.2      Schedule to Loan and Security Agreement*

10.3      Cross-Corporate Continuing Guaranty dated December 26,
          1996 of SA Telecommunications, Inc., U.S. Communications, Inc., Long Distance Network, Inc., and Southwest Long
          Distance Network, Inc.*

10.4 Continuing Guaranty dated December 26, 1996 of North American Telecommunications Corporation, Baltic States and CIS Ventures, Inc., CIS Intelligence Information Services, Inc. and Uniquest Communications, Inc.*

10.5      Pledge Agreement dated as of December 26, 1996 between
          Greyrock Business Credit and SA Telecommunications, Inc.*

10.6      Pledge Agreement dated as of December 26, 1996 between
          Greyrock Business Credit and U.S. Communications, Inc.*

10.7      Security Agreement dated December 26, 1996 among
          Greyrock Business Credit and North American
          Telecommunications Corporation, Baltic States and CIS
          Ventures, Inc., CIS Intelligence Information Services,
          Inc. and Uniquest Communications, Inc.*

23.1      Consent of Price Waterhouse LLP**

____________
*    Filed herewith
**   To be filed by amendment



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